UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CROE, INC. (Exact name of registrant as specified in its charter)

Utah	46-4212105
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

11650 South State Street, Suite 240

Draper, UT 84020

Telephone (801) 816-2522

(Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

All Communications to:

John D. Thomas, Attorney

John D. Thomas, P.C.

11650 South State Street, Suite 240

Draper, Utah 84020

Telephone No. (801) 816-2536

Facsimile No.: (801) 816-2537

Securities to be registered pursuant to Section 12(b) of the Act:

None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates (if applicable):

File No. 333-214187

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value per share

Item 1. Description of Registrant’s Securities to be Registered

The description of securities contained in Amendment 4 to CROE, Inc.'s  Registration Statement on Form S-1 filed with the  Securities and Exchange Commission on December 7, 2016 (File No. 333-214187), declared effective on December 19, 2016, is incorporated by reference into this registration statement on Form 8A.

Item 2. Exhibits.

The following exhibits are filed as a part of this registration statement:

Exhibit Number	Description
3.1	Articles of Incorporation of CROE, Inc. (incorporated by reference from our report on form S-1 filed on October 20, 2016)
3.2	Bylaws of CROE, Inc. (incorporated by reference from our report on form S-1 filed on October 20, 2016)
4.1	Form of Subscription Agreement (incorporated by reference from our report on form S-1 filed on October 20, 2016)
10.1	Lease Agreement between Croe, Inc. and Acadia Properties LLC (incorporated by reference from our report on form S-1 filed on October 20, 2016)
10.2	Agreement between Kenneth I. Denos P.C. and Croe, Inc. (incorporated by reference from our report on form S-1 filed on October 20, 2016)
10.3	Agreement between Jake Arave and Croe, Inc. (incorporated by reference from our report on form S-1 filed on October 20, 2016)
10.4	Agreement between Mary Foster and Croe, Inc. (incorporated by reference from our report on form S-1 filed on October 20, 2016)
10.5	Agreement between Chene Gardner & Associates and Croe, Inc. (incorporated by reference from our report on form S-1 filed on October 20, 2016)
10.6	Agreement between Kyle Denos and Croe, Inc. (incorporated by reference from our report on form S-1 filed on October 20, 2016)
10.7	Agreement between John D. Thomas P.C. and Croe, Inc. (incorporated by reference from our report on form S-1 filed on October 20, 2016)
14.1	Code of Ethics for the Registrant (incorporated by reference from our report on form S-1 filed on October 20, 2016)

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CROE, Inc.

December 20, 2016

/s/ Deborah Thomas

Deborah Thomas

Chief Executive Officer, Principal Executive Officer